UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 14, 2009

Bare Escentuals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33048	20-1062857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Stevenson Street, 22nd Floor, San Francisco, CA	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 489-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Bare Escentuals, Inc. (the “Company”) hereby announces certain of its preliminary financial results for the fiscal second quarter. The Company currently expects to report net sales and earnings per share for the second fiscal quarter in line with consensus estimates of $131 million and $0.20, respectively. These results are preliminary and not final until the filing of the Company’s Form 10-Q with the Securities and Exchange Commission (the “SEC”) and, therefore, remain subject to adjustment.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

This Form 8-K contains “forward-looking statements.” For this purpose, any statements contained in this report that are not statements of historical fact may be deemed forward-looking statements, including without limitation statements regarding net sales and earnings per share. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the financial results to differ materially from those indicated by these forward-looking statements, including without limitation, risks related to changes in general economic or market conditions, including the adverse effects of a challenging and potentially worsening consumer and retail environment; our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire, and other risks discussed under the heading “Risk Factors” in the Company’s filings with the SEC, including its Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2009. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Company has accepted the resignation of Michael Dadario, President Retail, effective July 14, 2009. Mr. Dadario submitted his resignation and confirmed that despite briefly attending the State University of New York, Brockport, he did not receive a degree from the State University of New York, Brockport as he had previously represented. Leslie Blodgett said, “After consulting with our Board of Directors, the Company accepted Mr. Dadario’s resignation. The Board and I wish to acknowledge Mr. Dadario’s leadership of our Retail Division during some challenging economic times and his efforts in positioning Bare Escentuals for growth.”

Ms. Blodgett concluded, “While Michael will be missed, we are very fortunate to have a strong retail team in place that is focused on the daily operations and performance within each of our Retail channels.”

While the Company conducts a search to fill the President role, the merchandising and sales functions within the Retail division will report to Leslie Blodgett, Chief Executive Officer. Retail operational functions will report to Myles McCormick, Chief Financial Officer and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Bare Escentuals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARE ESCENTUALS, INC.

Dated: July 17, 2009	By:	/s/ Myles B. McCormick
Executive Vice President, Chief Financial Officer and Chief Operating Officer